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EXHIBIT 10.1


                           UNDERTAKING TO REPAY COSTS

The undersigned hereby undertakes and agrees as follows:

         o        Pursuant to Section 78.751 of the Nevada Revised Statutes and
                  Section 7 (Indemnity) of the Articles of Incorporation, as amended, of MicroIslet, Inc., a Nevada corporation (the "Company"), in consideration of having expenses I may incur as an officer or director of the Company in defending Donald Gallego vs. John F. Steel IV et al., and any other actions, suits or proceedings based upon the same underlying facts (the "Action") paid by the Company as incurred and in advance of the final disposition of the Action, I hereby agree to repay to the Company such expenses if it is ultimately determined by a court of competent jurisdiction that I am not entitled to be indemnified by the Company for such expenses.

         o Pursuant to Section 145(e) of the Delaware General Corporation Law and Article Ten of the Restated Certificate of Incorporation, as amended, of MicroIslet, Inc., a Delaware corporation ("MicroIslet Delaware"), in consideration of having expenses I may incur as an officer or director of MicroIslet Delaware in defending the Action paid by MicroIslet Delaware as incurred and in advance of the final disposition of the Action, I hereby agree to repay to MicroIslet Delaware such expenses if it is ultimately determined by a court of competent jurisdiction that I am not entitled to be indemnified by MicroIslet Delaware for such expenses.





DATED: April 21, 2005                           /s/ John F. Steel, IV
                                                --------------------------
                                                John F. Steel, IV